Exhibit 10.1
                        EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of August 16, 2006, by and between Cognitronics Corporation, a New York corporation (the "Company"), and Michael Mitchell (hereinafter called the "Employee").

WITNESSETH:

WHEREAS, the Company desires that the Employee serve as the President and Chief Executive Officer of the Company and the Employee is willing to serve the Company in such capacities.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

Section 1. 	Employment

Effective as of August 16, 2006, the Company will employ the Employee and the Employee will perform services for the Company and its subsidiaries on the terms and conditions set forth in this Agreement and for the period specified in Section 3 hereof ("Term of Employment").

Section 2.	Duties

The Employee, during the Term of Employment, will serve the Company as its President and Chief Executive Officer. The Employee will have such duties and responsibilities as are assigned to him by the Board of Directors of the Company commensurate with his position as President and Chief Executive Officer of the Company. The Employee will perform his duties hereunder faithfully and to the best of his abilities and in furtherance of the business of the Company and its subsidiaries, and will devote his full business time, energy, attention and skill to the business of the Company and its subsidiaries and to the promotion of its interests, except as otherwise agreed by the Company. The Employee warrants and represents that he is free to enter into this Agreement and is not restricted by any prior or existing agreement and the Company may rely on such representation in entering into this Agreement.

Section 3.	Term of Employment

The Employee's employment hereunder shall be "at will" and is terminable at any time by either party, subject to the provisions of Sections 10 and 11 hereof.

Section 4.	Salary

The Employee will receive, as compensation for his duties and obligations to the Company pursuant to this Agreement, a base salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000), payable in substantially equal installments in accordance with the Company's payroll practice. It is agreed between the parties that the Company will review the base annual salary annually and in light of such review may (but will not be obligated to), in the discretion of the Compensation Committee of the Board of Directors of the Company, increase such annual base salary taking into account any change in the Employee's responsibilities, increases in the cost of living, performance by the Employee, and other pertinent factors.

Section 5.	Bonus

During the Term of Employment, the Employee will be eligible for an annual cash bonus as determined at the sole discretion of the Compensation Committee of the Board of Directors.

Section 6.	Restricted Stock Grant

Concurrently herewith, the Company will grant to the Employee, subject to listing approval of the American Stock Exchange, an "inducement" grant of 200,000 shares of restricted common stock of the Company (the "Employee Restricted Shares"). All of the Employee Restricted Shares will vest (i.e. the restrictions thereon shall lapse) on the fourth anniversary of the date hereof. The Employee Restricted Shares will also vest in full upon a change of control of the Company as further described in the Restricted Stock Agreement between the parties with respect to the Employee Restricted Shares.

Section 7.	Employee Benefits

Subject to any applicable probationary or similar periods, during the Term of Employment, the Employee will be entitled to participate in all employee benefit programs of the Company, as such programs may be in effect from time to time Subject to any applicable probationary or similar periods, during the Term of Employment, the Employee will also be entitled to participate in all retirement programs of the Company for which current employees are eligible, as such programs may be in effect from time to time (including the Company's 401(k) plan, but not including the Company's defined benefit retirement plan or other terminated postretirement plans).

Section 8.	Business Expenses

All reasonable travel and other out-of-pocket expenses incidental to the rendering of services by the Employee hereunder will be paid by the Company and if expenses are paid in the first instance by the Employee, the Company will reimburse him therefor upon presentation of proper invoices; subject in each case to compliance with the Company's reimbursement policies and procedures.

Section 9.	Vacations and Sick Leave

The Employee will be entitled to holidays, reasonable vacation and reasonable sick leave each year, in accordance with policies of the Company, as determined by the Board of Directors, provided, however, that the Employee will be entitled to a minimum of four (4) weeks vacation per year.

Section 10.	Termination

(a)	Termination by the Company for Serious Cause.  In the event of
Serious Cause (as defined below), the Company may terminate the Employee's employment and the Term of Employment upon written notice of such termination stating the Serious Cause upon which the Company relies for its termination. The Employee's employment and the Term of Employment will be terminated effective as of the date specified in such notice, which will in no event be earlier than the effective date of such notice as provided in Section 20.

"Serious Cause" means (i) the willful and continued failure by the Employee to perform substantially his duties hereunder, other than by reasons of health, after demand for substantial performance is delivered by the Company that identifies the manner in which the Company believes the Employee has not substantially performed his duties; (ii) the Employee will have been indicted by any federal, state or local authority in any jurisdiction for, or will have pleaded guilty or nolo contendere to, an act constituting a felony,
(iii) the Employee will have habitually abused any controlled substance (such as narcotics or alcohol), or (iv) the Employee will have (A) engaged in acts of fraud, material dishonesty or gross misconduct in connection with the business of the Company, or (B) committed a material breach of this Agreement.

(b)	Termination by Employee for Good Reason.  The Employee may
terminate his employment and the Term of Employment in the event of Good Reason (as defined below) upon thirty (30) days' prior written notice of such termination stating the Good Reason upon which the Employee relies for his termination. The Employee's employment and the Term of Employment will be terminated effective as of the date specified in such notice, which in no event will be earlier than the effective date of such notice as provided in
Section 20.

	"Good Reason" means (i) a reduction in the Employee's salary or benefits other than an across-the-board reduction affecting all members of senior management, (ii) a material reduction of the Employee's duties and significant responsibilities hereunder (not including reasonable changes in title or in corporate structure), or (iii) a material breach of this Agreement by the Company.

(c)	Effect of Termination for Serious Cause or Without Good Reason.
In the event of termination of the Employee's employment and the Term of Employment by the Company for Serious Cause or by the Employee without Good Reason, the Employee will forfeit all bonus amounts for the then current fiscal year, and the Company will be liable to the Employee only for (i) any accrued but unpaid base salary and vacation, (ii) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), and (iii) reimbursement of business expenses incurred prior to the date of termination.

(d)	Death, Retirement, Disability.  In the event of the death,
Retirement or Disability of the Employee, the Employee's employment and Term of Employment will be terminated as of the date of such death, Retirement or Disability and the Company will pay the Employee, or the Employee's estate or legal representative, as appropriate, (i) any accrued but unpaid base salary and vacation, (ii) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), and (iii) reimbursement of business expenses incurred prior to the date of termination.

	"Disability" means the Employee's inability, for reasons of health, to carry out the functions of his position for a total of one hundred eighty
(180) days during any twelve (12) month period. "Retirement" will mean retirement from employment upon or after attaining age sixty-five (65) or such earlier age agreed to by the Company.

	(e)	Effect of Termination Without Serious Cause or With Good Reason.
If (i) the Company terminates the Term of Employment and the Employee's employment herein without Serious Cause, or (ii) the Employee terminates the Term of Employment and his employment hereunder for Good Reason, the Company will continue to pay the Employee his then-current base salary for a period of six (6) months from the date of such termination. In addition, the Employee will be entitled to prompt payment of (A) any accrued but unpaid salary and vacation, (B) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), (C) the Company's health benefit plans (with standard employee payment in an amount not to exceed the payment level immediately prior to termination) for the period of one (1) year, and (D) reimbursement of business expenses incurred prior to the date of termination.

(f)	No Other Obligations.  In the event of the termination of the
Employee's employment and the Term of Employment pursuant to Sections 10 or 11 herein, the Company will have no obligations to the Employee other than those set forth in Sections 10 and 11 herein.

Section 11.	Change of Control

	(a)	Effect of Termination.  If (i) the employment of the Employee is terminated by the Company (or successor thereto) without Serious Cause or (ii) the Employee terminates employment with the Company (or successor thereto) for Good Reason, within the period commencing on the date that a Change of Control is formally proposed to the Company's Board of Directors and ending on the second anniversary of the date on which such Change of Control occurs, then the Employee will be entitled to receive his then-current base salary for a period of one (1) year from the date of such termination and in addition, the Employee will be entitled to prompt payment of (A) any accrued but unpaid salary and vacation, (B) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), (C) the Company's health benefit plans (with standard employee payment in an amount not to exceed the payment level immediately prior to the Change of Control) for the period of one (1) year, and (D) reimbursement of business expenses incurred prior to the date of termination.

	If any portion of the payments which the Employee has the right to receive from the Company, or any affiliated entity or successor, hereunder would constitute "excess parachute payments" (as defined in Section 280G of the Internal Revenue Code) subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such excess parachute payments shall be reduced to the largest amount that will result in no portion of such excess parachute payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

	The Employee will not be entitled to any benefits or other entitlements under this section unless a Change of Control actually occurs. Any amounts payable pursuant to this Section 11 shall not duplicate amounts payable under
Section 10 and vice versa.

(b)	Change of Control.  A "Change of Control" of the Company will be deemed to have occurred if (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing an increase from less than Twenty Percent (20%) to Fifty Percent (50%) or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two (2) years, individuals who constitute the Board of Directors of the Company (the "Board") as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme or arrangement of the Company, other than a merger, consolidation, reorganization or scheme which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least Fifty Percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme or arrangement, and such transaction is completed; or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale of substantially all of the Company's assets, and such transaction is completed.

Section 13.	Agreement Not to Compete or Solicit

(a)	Covenant Not to Compete.  The Employee hereby covenants and agrees that at no time during the Term of Employment nor for a period of six (6) months (such period to be one (1) year in the case of a termination resulting in payments pursuant to Section 11) immediately following the termination of the Employee's employment will he for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in (except as provided in the next sentence), provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in the telecommunications business similar to the business engaged in by the Company or its subsidiaries at the time of such termination of employment. Notwithstanding the preceding sentence, the Employee will not be prohibited from owning less than one percent (1%) of any publicly traded corporation, whether or not such corporation is in competition with the Company.

(b)	Non-Solicitation.  The Employee hereby covenants and agrees that, at all times during the Term of Employment and for a period of six (6) months (such period to be one (1) year in the case of a termination resulting in payments pursuant to Section 11) immediately following the termination thereof, the Employee will not directly or indirectly employ or seek to employ any person or entity employed at that time by the Company or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment.

Section 14.	Confidential Information

The Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company or any affiliate of the Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company and any affiliate of the Company learned by him from the Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company, or any of its affiliates, whether during or after his period of service with the Company, except as may be required in the course of a legal or governmental proceeding. Upon request by the Company, the Employee agrees to deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company's or any affiliate's business and all property of the Company or any affiliate associated therewith, which he may then possess or have under his control.

Section 15.	Remedy

(a)	Should the Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 13 or 14 hereof, it is agreed that any and all severance payments and related benefits hereunder shall immediately terminate and the Company will also be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedies available to the Company will not be deemed to limit or prevent the exercise by the Company of any or all further rights and remedies which may be available to the Company hereunder or at law or in equity.

(b)	The Employee acknowledges and agrees that the covenants contained in this Agreement are fair and reasonable in light of the consideration paid hereunder, and the invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement will not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable and if any such provision will be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, will be reduced to a duration or geographical scope solely to the extent necessary to cure such invalidity.

Section 16.	Successors and Assigns

This Agreement will be binding upon and inure to the benefit of the Employee, his heirs, executors, administrators and beneficiaries, and the Company and its successors and assigns.

Section 17.	Governing Law

This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without reference to rules relating to conflicts of law.

Section 18.	Entire Agreement

This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements as to employment of the Employee. This Agreement cannot be amended, changed, modified or terminated without the written consent of the parties hereto.

Section 19.	Waiver of Breach

The waiver of either party of a breach of any term of this Agreement will not operate nor be construed as a waiver of any subsequent breach thereof.

Section 20.	Notices

Any notice, report, request or other communication given under this Agreement will be written and will be effective upon delivery when delivered personally, by overnight courier or by fax. Unless otherwise notified by any of the parties, notices will be sent to the parties as follows: (i) if to the Employee, at the address set forth in the Company's records, and (ii) if to the Company, to Cognitronics Corporation, 3 Corporate Drive, Danbury, CT 06810, Attention: Chairman of the Compensation Committee of the Board of Directors.

Section 21.	Severability

If any one or more of the provisions contained in this Agreement will be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

Section 22.	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. Delivery of signatures by facsimile or electronic image shall be valid for all purposes hereunder.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                               The Company:

                                               COGNITRONICS CORPORATION



                                              By: /s/ Garrett Sullivan
                                                 ---------------------
                                               Name: Garrett Sullivan
                                               Title: Treasurer

                                             Employee:

                                              /s/ Michael Mitchell
                                              --------------------
                                                 Michael Mitchell